                                                                    EXHIBIT 10.6



                            STOCKHOLDERS' AGREEMENT

                                     among

                               TVG Holdings, Inc.
                          The News Corporation Limited
                                 TCI UVSG, Inc.
                           Liberty Media Corporation
                           Tele-Communications, Inc.
                       United Video Satellite Group, Inc.


                              Page 31 of 76 Pages

                               TABLE OF CONTENTS

                                                                                                             Page
SECTION 1         DEFINITIONS; CERTAIN GENERAL MATTERS..........................................................1
         1.1      Certain Defined Terms.........................................................................1
                  ---------------------
         1.2      Voting; Written Consent.......................................................................8
                  -----------------------

SECTION 2         BOARD OF DIRECTORS............................................................................8
         2.1      Composition...................................................................................8
                  -----------
         2.2      Removal.......................................................................................8
                  -------
         2.3      Vacancies.....................................................................................9
                  ---------
         2.4      Board of Directors Vote.......................................................................9
                  -----------------------
         2.5      Conflicting Charter or Bylaw Provisions......................................................10
                  ---------------------------------------
         2.6      Conflicts of Interest........................................................................10
                  ---------------------

SECTION 3         NON-COMPETE..................................................................................10

SECTION 4         TRANSFERS AND CONVERSIONS....................................................................11
         4.1      Transfer Restrictions Generally..............................................................11
                  -------------------------------
         4.2      Transfers to Affiliates......................................................................11
                  -----------------------
         4.3      Right of First Offer.........................................................................12
                  --------------------
         4.4      Right of First Refusal.......................................................................14
                  ----------------------
         4.5      Terms and Conditions of Sales Pursuant to Sections 4.3 and 4.4...............................21
                  --------------------------------------------------------------
         4.6      Transferee Stockholders......................................................................23
                  -----------------------
         4.7      Qualifying Transfer..........................................................................23
                  -------------------
         4.8      Tag-Along Right..............................................................................24
                  ---------------

SECTION 5         STOCKHOLDER VOTE ............................................................................25

SECTION 6         LEGEND.......................................................................................25

SECTION 7         REGISTRATION.................................................................................26
         7.1      Demand Registrations.........................................................................26
                  --------------------
                  (a)      Requests for Registration...........................................................26
                           -------------------------
                  (b)      Number of Demand Registrations......................................................27
                           ------------------------------
                  (c)      Restrictions on Registrations.......................................................27
                           -----------------------------
                  (d)      Underwriting........................................................................27
                           ------------
                  (e)      Shelf Registration..................................................................28
                           ------------------
                  (f)      Allocation Among Eligible Holders...................................................28
                           ---------------------------------
                  (g)      Inclusion of Shares by the Corporation..............................................29
                           --------------------------------------
         7.2      Lockup Agreements............................................................................29
                  -----------------
         7.3      Registration Procedures......................................................................29
                  -----------------------
         7.4      Expenses.....................................................................................31
                  --------
         7.5      Obligations of Requesting Holders Participating in Demand Registration.......................31
                  ----------------------------------------------------------------------

                               Page 32 of 76 Pages

         7.6      Indemnification and Contribution.............................................................32
                  --------------------------------

SECTION 8         MISCELLANEOUS................................................................................34
         8.1      Waivers......................................................................................34
                  -------
         8.2      Specific Performance.........................................................................34
                  --------------------
         8.3      Remedies Cumulative..........................................................................34
                  -------------------
         8.4      Attorneys' Fees..............................................................................35
                  ---------------
         8.5      Execution....................................................................................35
                  ---------
         8.6      Notices......................................................................................35
                  -------
         8.7      Severability.................................................................................37
                  ------------
         8.8      Entire Agreement.............................................................................37
                  ----------------
         8.9      Binding Effect...............................................................................38
                  --------------
         8.10     Governing Law................................................................................38
                  -------------
         8.11     Interpretation...............................................................................38
                  --------------
         8.12     Parties......................................................................................38
                  -------

                               Page 33 of 76 Pages

                            STOCKHOLDERS' AGREEMENT


     THIS STOCKHOLDERS' AGREEMENT, dated as of March 1, 1999, is by and among TVG Holdings, Inc., a Delaware corporation ("News Holdings"), The News Corporation Limited, a South Australia, Australia corporation ("News Corp."), TCI UVSG, Inc., a Delaware corporation ("TCI Holdings"), Liberty Media Corporation, a Delaware corporation, Tele-Communications, Inc., a Delaware corporation ("TCI"), and United Video Satellite Group, Inc., a Delaware corporation (the "Corporation"). News Holdings and TCI Holdings are sometimes collectively referred to herein as the "Initial Stockholders," and each as an "Initial Stockholder."

                                    RECITALS

     A. The Initial Stockholders, in the aggregate, own a majority of the issued and outstanding shares of Class A Common Stock, par value $.01 per share, of the Corporation ("Class A Common Stock"), and all of the issued and outstanding shares of Class B Common Stock, par value $.01 per share, of the Corporation ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

     B. The Stockholders desire to express their agreement regarding, among other matters, their voting and transfer of their shares of Common Stock, upon the terms and conditions hereinafter provided.

     Therefore, in consideration of their mutual promises contained herein, and intending to be legally bound, the parties agree as follows:

      SECTION 1     DEFINITIONS; CERTAIN GENERAL MATTERS

           1.1 Certain Defined Terms.  As used in this Agreement, the following
               ---------------------
terms shall have the meanings set forth below.

          Affiliate:                with respect to any Person, any other Person
                                    that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person. For purposes of this Agreement, neither the Corporation nor any Person
                                    Controlled by the Corporation shall be
                                    deemed to be an Affiliate of any Stockholder or Participant.

                              Page 34 of 76 Pages

          Affiliated Group:         with respect to any Person, the Parent of
                                    such Person and each Subsidiary of such
                                    Parent (including such Person).

          Agreement:                this Stockholders' Agreement, as amended
                                    from time to time in accordance with its terms.

          AT&T Merger:              the acquisition of TCI by AT&T Corp. by
                                    merger.

          AT&T Tracking Stock:      a class or series of common stock of AT&T
                                    Corp. that following the AT&T Merger is
                                    intended to track the performance of a group of assets of AT&T that include its indirect interest in the Corporation.

          Board:                    the Board of Directors of the Corporation.

          Business Day:             any day other than a Saturday, Sunday or a
                                    day on which banking institutions in Denver, Colorado, New York, New York or Tulsa,
                                    Oklahoma are required or authorized to be closed.

          Closing Price:            of a share of Common Stock on any Trading
                                    Day, (i) the last reported sale price,
                                    regular way, for a share of Class A Common
                                    Stock on such Trading Day as reported on the principal national securities exchange on which the Class A Common Stock is listed or admitted for trading or (ii) if the Class A
                                    Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price, regular way, for a share of Class A Common Stock on such Trading Day as reported on The Nasdaq Stock
                                    Market, or (iii) if the Class A Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq
                                    Stock Market, the average of the highest bid and lowest asked prices for a share of Class
                                    A Common Stock on such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau
                                    Incorporated, or any similar successor
                                    organization.

          Commission:               the Securities and Exchange Commission (and
                                    any successor to the functions of such
                                    agency).

          Control: the ability to direct or cause the direction (whether through the ownership of voting securities, by contract


                              Page 35 of 76 Pages
                                    or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract or otherwise) the decision of such Person to engage in the particular conduct at issue.

          Controlled Affiliate:    with respect to any Person, any other Person
                                   that the first Person directly or indirectly through one or more intermediaries Controls.
                                   For purposes of this Agreement, neither the Corporation nor any Person Controlled by the Corporation shall be deemed to be a Controlled Affiliate of any Stockholder or Participant.

          Eligible Stockholder:    as of any relevant date, a Stockholder that
                                   then is (or is a member of a Stockholder
                                   Group that then is) entitled to designate at least one director, but excluding, for purposes of Section 4, the First Offer
                                   Stockholder or First Refusal Stockholder, as applicable, and the members of their respective Stockholder Groups.

          Governmental Approval:    any consent, approval or authorization of,
                                    notice to declaration of, or filing with, any Governmental Authority, including expiration or early termination of all applicable waiting periods under the HSR
                                    Act.

          Governmental Authority:   means any court, administrative agency or
                                    commission or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, of competent jurisdiction.

          HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          Independent Director:     a director who is unaffiliated with the
                                    Corporation or any Participant and is an "independent director" within the meaning of the Nasdaq National Market eligibility standards set forth in Marketplace Rule
                                    4460(c) of the National Association of
                                    Securities Dealers Manual, as amended, or any successor rule thereto, or any similar rule of any securities exchange

                              Page 36 of 76 Pages
                                    which in the future may become the principal market for the Class A Common Stock of the Corporation.

          Indirect Transfer:        a Transfer of common stock or other equity
                                    interests of a Stockholder or of a Person of
                                    which such Stockholder is a direct or
                                    indirect Subsidiary to any Person after
                                    giving effect to which the Person that was
                                    such Stockholder's Parent prior to such
                                    Transfer is no longer its Parent; provided,
                                                                      --------
                                    however, that none of the following shall be
                                    -------
                                    deemed an Indirect Transfer provided that the new Parent (if any) of the affected
                                    Stockholder becomes a party to this
                                    Agreement as a Participant: (i) a Transfer in which the holders of voting securities of the Person that was such Stockholder's
                                    Parent prior to such Transfer beneficially own voting securities representing fifty percent (50%) or more of the voting power of the Person that is such Stockholder's Parent immediately after such Transfer, (ii) in the case of TCI Holdings or any other Subsidiary of Liberty that is a Stockholder, any of the following that occurs after the AT&T Merger,
                                    (x) a Transfer in which Liberty ceases to be a Subsidiary of TCI but remains a Subsidiary of AT&T, (y) a Transfer that is made pursuant to the Liberty Contribution or (z) a Transfer in which the holders of AT&T
                                    Tracking Stock prior to such Transfer
                                    beneficially own voting securities
                                    representing fifty percent (50%) or more of the voting power of the Person that is such Stockholder's Parent immediately after such
                                    Transfer, or (iii) a Transfer in connection with the sale or other disposition
                                    (including by way of merger, consolidation or share exchange) of all or substantially all of the assets of the Parent of such Stockholder .

          Liberty: prior to the Liberty Contribution, if any, Liberty Media Corporation, a Delaware corporation, and after the Liberty Contribution, if any, Liberty Media Group LLC, a Delaware limited liability company, and in each case any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of Liberty's business and assets.

          Liberty Contribution:     the contribution of the assets of Liberty
                                    Media Corporation to Liberty Media Group LLC pursuant to


                              Page 37 of 76 Pages
                                    that certain Contribution Agreement to be entered into by Liberty Media Corporation, Liberty Media Group LLC, Liberty Management LLC and AT&T in connection with the AT&T Merger.

          Lien: means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right-of-way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or any limitation on the voting rights of such securities.

          Market Transaction:       a Transfer of shares of Class A Common Stock
                                    in a public offering pursuant to a
                                    registration statement, or in a transaction with a broker, specialist or market maker, at a price based on the trading prices of the Class A Common Stock payable in cash.

          Minimum Number:           as of any relevant date, 12.5% of the number
                                    of shares of Class B Common Stock
                                    outstanding on such date.

          NDS Business:             the provision by News Digital Systems plc
                                    and its subsidiaries of technology relating to electronic program guides solely in conjunction with the development and sale of encryption and conditional access services for television and data broadcasting.

          Parent: with respect to any Person as of any relevant date, such Person if it is its own ultimate parent entity (within the meaning of the HSR Act) or if it has no ultimate parent entity that is a corporation, limited liability company or partnership; otherwise "Parent" means such ultimate corporate, limited liability company or partnership parent entity; provided, however, that (i)
                                                   --------  -------
                                    for so long as News Holdings or any other
                                    Subsidiary of News Corp. that is a
                                    Stockholder is a Subsidiary of News Corp.,
                                    News Corp. shall be deemed the Parent of such Stockholder notwithstanding any change in the stock ownership of News Corp., (ii) for so long as TCI Holdings or any

                              Page 38 of 76 Pages
                                    other Subsidiary of TCI or Liberty that is a Stockholder is a Subsidiary of TCI, TCI shall be deemed the Parent of such Stockholder notwithstanding any change in the stock ownership of TCI, (iii) following the AT&T Merger, if, at any time that TCI Holdings or any other Subsidiary of Liberty is a Stockholder, Liberty ceases to be a Subsidiary of TCI but continues to be a Subsidiary of AT&T, Liberty shall be deemed the Parent of TCI Holdings or such other Subsidiary of Liberty that is a Stockholder, provided that, in such case, TCI shall continue to be deemed a Participant for purposes of Section 3 for so long as Liberty and TCI are Subsidiaries of AT&T and Liberty is or is deemed to be the Parent of a Stockholder, and (iv) following the Liberty Contribution, Liberty shall be deemed the Parent of TCI Holdings and any other Subsidiary of Liberty that is a Stockholder, provided that, in such case, TCI shall continue to be deemed a Participant for purposes of Section 3 for so long as all of the following conditions are met: (x) TCI is a Subsidiary of AT&T, (y) a Subsidiary of AT&T is a member of Liberty and (z) a Subsidiary of Liberty is a Stockholder.

          Parent Agreement:         that certain Parent Agreement, dated as of
                                    June 10, 1998, among the Corporation, TCI and News Corp.

          Participants:             with respect to any Stockholder (or
                                    Stockholder Group), the Parent of such
                                    Stockholder (or the members of such
                                    Stockholder Group) or such Stockholder if it
                                    is its own Parent. A Participant shall be
                                    deemed to be "related" or "relating" to a
                                                  -------      --------
                                    Stockholder (or Stockholder Group) if it is a Parent of such Stockholder (or the members of such Stockholder Group).

          Person: any individual, corporation, partnership, limited liability company, joint venture, business association or other entity.

          Private Approval:         means any consent, approval or authorization
                                    of, notice to, declaration of or filing
                                    with, any Person other than a Governmental
                                    Authority.


                              Page 39 of 76 Pages

          Securities Act:           the Securities Act of 1933, as amended, and
                                    the rules and regulations of the Commission promulgated thereunder.

          Significant Interest:     as to any Transfer of Class B Common Stock
                                    by any Stockholder Group in any single
                                    transaction or series of related
                                    transactions, a number of shares of Class B
                                    Common Stock that represents more than 50% of the number of such shares held by such Stockholder Group immediately prior to such Transfer (or the first Transfer of such series).

          Stockholder:              each Initial Stockholder for so long as it
                                    owns shares of Class B Common Stock and any Person that hereafter becomes a party to this Agreement pursuant to Section 4.6, for so long as it owns shares of Class B Common
                                    Stock.

          Stockholder Group:        (i) any Stockholder none of the other
                                    members of the Affiliated Group of which is a Stockholder and (ii) any group of two or more Stockholders that are members of the same Affiliated Group.

          Subsidiary:               of any Person (the "first Person") means any
                                    other Person a majority of the voting power
                                    of the outstanding voting interests of which
                                    are owned by the first Person and/or one or
                                    more Subsidiaries of the first Person;
                                    provided, however, that (i) for purposes of
                                    --------  -------
                                    Section 3 hereof, a Person shall not be
                                    deemed to be a Subsidiary of a Participant unless the Participant Controls such Person, and (ii) in each case, such other Person shall be deemed to be a Subsidiary of the first Person only for so long as such ownership and, if applicable, Control exists.

          Trading Day:              a day on which the principal national
                                    securities exchange on which the Class A
                                    Common Stock is listed or admitted to
                                    trading, or The Nasdaq Stock Market if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Class A Common Stock is not listed or admitted to trading on


                              Page 40 of 76 Pages
                                    any national securities exchange or The
                                    Nasdaq Stock Market, any Business Day.

          Transfer:                 to sell, exchange, assign or transfer.


           1.2 Voting; Written Consent.
               -----------------------

          (a) Any agreement by the Stockholders herein to vote their shares of Common Stock in a certain manner shall be deemed, in each instance, to include an agreement by each Stockholder to take all actions within its control necessary to call, or cause the Corporation and the appropriate officers and directors of the Corporation to call, as promptly as practicable, a special or annual meeting of stockholders or to act by written consent.

          (b) When any action is required to be taken by a Stockholder pursuant to this Agreement, such Stockholder shall take all steps within its control necessary to implement such action, including executing or causing to be executed, as promptly as practicable, a consent in writing in lieu of an annual or special meeting of stockholders pursuant to Section 228 of the Delaware General Corporation Law or any successor statute thereto ("DGCL") to effect such stockholder action.

      SECTION 2     BOARD OF DIRECTORS

          2.1  Composition.  At the time of the execution of this Agreement, the
               -----------
Board consists of 10 persons, four of whom have been designated on the date hereof by News Holdings and four of whom have been designated by TCI Holdings. The remaining two directors, each of whom qualifies as an Independent Director, were appointed to the Board by the eight directors so designated by the Initial Stockholders. After the date hereof, unless otherwise agreed by all Eligible Stockholders, the Board shall continue to consist of ten persons and each Stockholder Group shall be entitled to designate one individual to serve as a director for each 12.5% of the outstanding shares of Class B Common Stock owned in the aggregate by the members of such Stockholder Group (rounded to the nearest 12.5%, with more than 6.25% being rounded up and 6.25% or less being rounded down, subject to Sections 4.7 and 4.8). The Board shall designate all other directors (at least two of whom shall qualify as Independent Directors). The Stockholder Groups shall make their designations of individuals to serve as directors prior to each annual meeting of the stockholders of the Corporation in a manner that is consistent with the Corporation's Certificate of Incorporation and Bylaws, and any applicable rules and regulations of the Commission and the principal stock exchange or association on which the Common Stock is listed. Each Stockholder shall vote all shares of Common Stock owned by it for the election to the Board of the Persons designated to be directors in accordance with this Agreement. Any period during which a Stockholder Group is entitled to designate at least one director pursuant to this Agreement shall be referred to herein as such Stockholder Group's "Director Eligibility Period."
                                    ---------------------------

          2.2  Removal.  Each Stockholder shall vote all shares of Common Stock
               -------
owned by it for the removal from the Board (with or without cause) of any director who was designated by a Stockholder Group as contemplated by the first sentence of Section 2.1 or pursuant to this

                              Page 41 of 76 Pages

Agreement, if the Stockholder Group that so designated such director (i) requests such removal by notice to the other Stockholders or (ii) unless such Stockholder Group has theretofore complied with the following sentence, ceases to hold a number of shares of Class B Common Stock that entitles such Stockholder Group to designate the number of directors previously designated by such Stockholder Group (except that upon any such reduction in its ownership of shares of Class B Common Stock, such Stockholder Group shall be entitled to identify a number of directors who shall not be removed pursuant to this clause
(ii) equal to the number of directors that such Stockholder Group is then entitled to designate pursuant to Section 2.1). A Stockholder Group that ceases to hold a number of shares of Class B Common Stock that entitles such Stockholder Group to designate the number of directors previously designated by such Stockholder Group shall cause the resignation of a number of the directors designated by such Stockholder Group such that the remaining number of designees of such Stockholder Group serving on the Board is equal to the number of directors that such Stockholder Group is entitled to designate pursuant to
Section 2.1. No director shall be removed from the Board prior to the expiration of his or her term except for cause or pursuant to this Section 2.2.

          2.3  Vacancies.  If, as a result of death, disability, retirement,
               ---------
resignation, removal (with or without cause) or otherwise there shall exist or occur any vacancy on the Board:

          (a) the Stockholder Group entitled to designate (pursuant to Section 2.1, 4.7 or 4.8) the director whose death, disability, retirement, resignation or removal resulted in such vacancy (other than a Stockholder Group that was required to cause such resignation) may designate another individual to fill such vacancy and to serve as a director of the Corporation;

          (b) in the case of an Independent Director, the remaining directors serving on the Board shall designate another individual who if elected would qualify as an Independent Director to fill such vacancy and to serve as a director of the Corporation; and

          (c) in all other cases, the Stockholder Group that, subject to Section 4.7, is then entitled to designate a greater number of directors under Section
2.1 than the number of directors currently serving on the Board who were designated by such Stockholder Group may designate another individual to fill such vacancy and to serve as a director of the Corporation (or if more than one Stockholder Group is then entitled to designate a greater number of directors, then each such Stockholder Group may make such designation according to the number of additional directors that each such Stockholder Group is so entitled to designate).

          Each Stockholder shall vote its respective shares of Common Stock in favor of the individual designated in accordance with the preceding sentence to fill such vacancy.

           2.4 Board of Directors Vote.
               -----------------------

          (a) Unless otherwise agreed by the Eligible Stockholders, any action taken by the Board shall require the affirmative vote of at least seven of the ten members of the Board; provided, however, that the removal of the Chief
                          --------  -------
Executive Officer, the President or any Executive

                              Page 42 of 76 Pages

Vice President of the Corporation shall require the affirmative vote of at least six of the ten members of the Board.

          (b) Pursuant to the Bylaws of the Corporation, the Board shall create an Executive Committee comprised of four of the directors designated by the Stockholders pursuant to this Agreement. Two directors designated by each of the Initial Stockholders shall be the initial members of the Executive Committee. Thereafter the composition of the Executive Committee will be such that directors designated by a Stockholder Group pursuant to this Agreement will represent as nearly as may be practicable the same percentage of the four members of the Executive Committee as they do of the members of the Board designated by the Eligible Stockholders pursuant to this Agreement. The Executive Committee shall have such duties and powers (without further action of the Board) as shall be delegated to such committee from time to time by the unanimous vote of the entire Board; provided, however, that such Executive
                                    --------  -------
Committee shall have the authority to act only by the unanimous vote of the four members of such committee.

          2.5  Conflicting Charter or Bylaw Provisions.  Each Stockholder shall
               ---------------------------------------
vote its shares of Common Stock, and shall take all other necessary actions within its control necessary, to ensure that the Corporation's Certificate of Incorporation and Bylaws, as each may be amended from time to time, facilitate and do not at any time conflict with the provisions of this Agreement.

          2.6  Conflicts of Interest.  TCI Holdings agrees that it shall cause
               ---------------------
the directors designated by it to abstain from any decision by the Board to cause the Corporation to take or refrain from taking any action to enforce its rights under the Amended and Restated Stock Purchase Agreement between the Corporation and Liberty, effective as of May 18, 1998. News Holdings agrees that it shall cause the directors designated by it to abstain from any decision by the Board to cause the Corporation to take or refrain from taking any action to enforce its rights under the Share Exchange Agreement among News America Incorporated, News Holdings and the Corporation, effective as of June 10, 1998.

      SECTION 3     NON-COMPETE

          Each Participant hereby covenants and agrees with and for the sole benefit of each other Participant and its related Stockholder Group that the Corporation will be the exclusive vehicle through which such Participant, directly or indirectly through its Subsidiaries or Controlled Affiliates, conducts program guide businesses (print, electronic or otherwise), whether within or outside the United States, other than the NDS Business; provided,
                                                                  --------
however, that the provisions of this sentence shall apply only during the
-------
Director Eligibility Period of the Stockholder Group that is related to such Participant and only for so long as at least two Participants continue to be obligated by the covenant made in this sentence. The provision of program guides to customers of the multichannel video programming delivery ("MVPD") systems of a Participant or a Subsidiary or Controlled Affiliate of a Participant shall not be deemed to be the conduct of a program guide business by such Participant or any of its Subsidiaries or Controlled Affiliates in violation of its covenant made in this Section 3 regardless of the source of such program guide, but shall be subject to any contrary provision of any affiliation or carriage agreement between such Participant, Subsidiary or Controlled Affiliate, on the one hand, and the Corporation or any of its Subsidiaries,


                              Page 43 of 76 Pages
on the other hand. The parties hereto acknowledge that as of June 10, 1998, the effective date of the Share Exchange Agreement among News America Incorporated, News Holdings and the Corporation and of the related Parent Agreement among TCI, News Corp. and the Corporation, British Sky Broadcasting Group Plc ("BSkyB") was not a Controlled Affiliate of News Corp. News Corp. agrees, however, that for so long as it is bound by this Section 3, it will vote or cause to be voted all shares of stock of BSkyB owned by it directly or through one or more of its subsidiaries against any transactions that would result in BSkyB conducting any guide business (print, electronic or otherwise), whether within or outside the United States (other than the provision of guides to customers of its MVPD systems), to the extent that any such matters are submitted to a vote of stockholders of BSkyB.

      SECTION 4     TRANSFERS AND CONVERSIONS

           4.1 Transfer Restrictions Generally.
               -------------------------------

          (a) During a Stockholder Group's Director Eligibility Period, without the prior written consent of such Stockholder Group, no Stockholder and no holder of Class A Common Stock that is a party to this Agreement may Transfer all or any of its shares of Common Stock, and no Indirect Transfer may occur with respect to such Stockholder or holder (each a "Restricted Holder"), in each case except in compliance with Section 4.2, 4.3, 4.4 or 4.8 of this Agreement, and only if the requirements of Section 4.6, if applicable, have also been satisfied. Any Transfer of shares of Common Stock that is subject to the preceding sentence shall, unless made in compliance with the preceding sentence,
be  null and void, and of no effect.   During a Stockholder Group's Director
Eligibility Period, without the prior written consent of such Stockholder Group, no other Stockholder may convert any shares of Class B Common Stock into shares of Class A Common Stock except in compliance with Section 4.3 or 4.4, as applicable, of this Agreement.

          (b) Except as expressly permitted by this Agreement, each Stockholder shall, from and after the date hereof, (i) be the record and beneficial owner of such shares of Common Stock indicated in the Corporation's records as being owned by such Stockholder and (ii) have sole voting power with respect to such Stockholder's shares of Common Stock and will not grant any proxy with respect to such shares, enter into any voting trust or other voting agreement or arrangement with respect to such shares or grant any other rights to vote such shares; provided, however, that the foregoing shall not be construed to limit
        --------  -------
the ability of a Stockholder to enter into agreements with respect to the voting of its shares of Common Stock pending a sale of such stock permitted by Section
4.4 or 4.8 or to enter into agreements not inconsistent with this Agreement that restrict such Stockholder's ability to transfer shares of Common Stock.

          (c) The Corporation agrees not to record any Transfer or conversion of the Common Stock by any Restricted Holder in the stock transfer books of the Corporation unless the Transfer or conversion complies with all provisions of this Agreement.

          4.2  Transfers to Affiliates.  Any Restricted Holder may Transfer all
               -----------------------
or any of the shares of Common Stock owned by it to another member of the Affiliated Group of which such Restricted Holder is a member, provided that, in each case, the transferee assumes, jointly and

                              Page 44 of 76 Pages
severally with the transferor if less than all of such shares are transferred, the obligations of the transferor under this Agreement and becomes a party to this Agreement in accordance with Section 4.6.

           4.3 Right of First Offer.
               --------------------

          (a) If a Restricted Holder (the "First Offer Stockholder") desires to Transfer all or any portion of the shares of Class A Common Stock owned by it or issuable upon conversion of shares of Class B Common Stock owned by it in a Market Transaction, the First Offer Stockholder shall first submit a written offer (the "Market Offer") to sell the shares so proposed to be sold (the "Market Shares") to each other stockholder that is an Eligible Stockholder (the "Market Rightsholders") at a price per share (the "Market Price") payable in cash equal to the average of the Closing Prices per share of the Class A Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the date of the Market Offer (except as otherwise provided in Section 4.5(a)(iii)), and otherwise on the terms and conditions contained in this Agreement. The Market Offer shall set forth the aggregate number of Market Shares proposed to be sold and the number of such shares that would be issued upon conversion of shares of Class B Common Stock owned by the First Offer Stockholder (such shares of Class B Common Stock being the "Conversion Shares"), whether such Market Transaction will be effected through a broker, specialist or market maker or in a registered public offering and the Market Price. If the Market Transaction is to be effected in a registered public offering, any other Restricted Holder that intends to exercise its right under Section 7.1(a) to include any of its shares of Class A Common Stock in such registered public offering shall submit a Market Offer with respect to such shares to each Eligible Stockholder within three Business Days of its receipt of the first Market Offer. A Restricted Holder referred to in the immediately preceding sentence shall not be entitled to exercise the rights of a Market Rightsholder with respect to such first Market Offer.

               (i) If a Market Rightsholder desires to accept all or any portion of the Market Offer, such Market Rightsholder (a "Market Electing Holder") shall notify the First Offer Stockholder in writing of its intention to acquire Market Offer Shares and the number of such shares it desires to acquire and deliver a copy of such notice to each other Market Rightsholder, such notice to be given (x) in the case of a proposed Market Transaction to be effected through a broker, specialist or market maker, within three Business Days of receipt of such Market Offer and (y) in the case of a proposed registered public offering of Market Shares, within five Business Days of receipt of the Market Offer.

               (ii) If the Market Electing Holders have elected to acquire, in the aggregate, either (x) all of the Market Shares or (y) a number of Market Shares that is equal to or greater than the number of Conversion Shares but less than the number of Market Shares, then the Market Electing Holders shall have the right to acquire, in the case of clause (x), all but not less than all of the Market Shares or, in the case of clause (y), all but not less than all of the Conversion Shares (such shares that the Market Electing Holders have the right to acquire, the "Allocable Market Shares"), allocated among them as follows (or in such other manner as the Market Electing Holders may agree):


                              Page 45 of 76 Pages

                    (A) the Allocable Market Shares shall be allocated among the Market Electing Holders pro rata (based on the number of shares of Class B Common Stock owned by each of them) until all of the Conversion Shares and then, if applicable, any remaining Allocable Market Shares have been allocated or any Market Electing Holder has been allocated the number of Conversion Shares or the number of Market Shares, as the case may be, that it desires to acquire, as specified in its notice to the First Offer Stockholder;

                    (B) if all Allocable Market Shares are not allocated pursuant to paragraph (A) or any prior application of this paragraph
          (B), any Allocable Market Shares that were not so allocated shall be allocated (with Conversion Shares being allocated first) among the Market Electing Holders (other than any Market Electing Holder that has been allocated the number of Conversion Shares and, if applicable, other Market Shares that it desires to acquire, as specified in its notice to the First Offer Stockholder) pro rata (based on the number of shares of Class B Common Stock owned by each of them); and

                    (C) if all Allocable Market Shares are not allocated pursuant to paragraph (A) and any prior application of paragraph (B), then any Allocable Market Shares that were not so allocated shall be allocated by continuing to apply paragraph (B) as required (with the Conversion Shares being allocated before any balance of the Allocable Market Shares).

          (b) (i) If the Market Offer is not accepted in full as provided in
Section 4.3(a), the First Offer Stockholder shall have the right to sell the Market Shares, other than any Allocable Market Shares, beginning on the day following the last day to accept the Market Offer and (ii) if the purchase of the Allocable Market Shares is not consummated within the period set forth in
Section 4.5(a) for any reason other than a breach by the First Offer Stockholder of any of its covenants, representations or warranties that are a condition to consummation of such purchase, the First Offer Stockholder shall have the right to sell the Allocable Market Shares beginning on the day following the last day of the period set forth in Section 4.5(a)(iii) (the applicable of the dates determined in accordance with clauses (i) and (ii) of this sentence being the "Free-to-Market Date"), in each case in a Market Transaction and after conversion of any Conversion Shares into Class A Common Stock. Any Transfer permitted by the preceding sentence shall be completed by (i) if the Market Transaction was to be effected through a broker, specialist or market maker, the fifth Trading Day after the Free-to-Market Date or (ii) if the Market Shares were to be sold in a registered public offering, the later of (x) the fifth Trading Day following the Free-to-Market Date or (y) the tenth Trading Day following the applicable of (A) the date on which the registration statement filed by the Corporation with respect to such shares becomes effective or (B) the date on which such registration statement is withdrawn, provided, in the
                                                            --------
case of this clause (y), that either (1) prior to or within five Trading Days after the Free-to-Market Date, the First Offer Stockholder delivers a Demand Notice pursuant to Section 7.1(a) with respect to the registration of the Market Shares or Allocable Market Shares, as the case may be (after conversion of any Conversion Shares) or (2) if another stockholder gives a Demand Notice within such five Trading Day period, then the First Offer Stockholder timely submits a written request in response to the corresponding Corporation Notice pursuant to Section

                              Page 46 of 76 Pages

7.1(a) with respect to the registration of the Market Shares or Allocable Market Shares, as the case may be (after conversion of any Conversion Shares). If the First Offer Stockholder has not completed the Transfer of shares of Class A Common Stock permitted by this Section 4.3(b) during the applicable period referred to above, the procedures set forth in this Section 4.3 shall be repeated with respect to the Transfer of the balance of such shares.

           4.4 Right of First Refusal.
               ----------------------

          (a) If a stockholder that is a party to this Agreement (the "First Refusal Stockholder") or its Parent shall receive at any time a bona fide offer in writing, which the First Refusal Stockholder or its Parent proposes to accept (a "Bona Fide Offer"), from a Person that is not a member of the Affiliated Group that includes such First Refusal Stockholder (the "Proposed Transferee"), to acquire all or any portion of the shares of Common Stock owned by the First Refusal Stockholder (the "First Refusal Shares"), other than in a Market Transaction, or to effect an Indirect Transfer (in which case the "First Refusal Shares" shall be all the shares of Common Stock owned by the First Refusal Stockholder), the First Refusal Stockholder shall deliver to each other stockholder that is an Eligible Stockholder (the "First Refusal Rightsholders") a notice containing a copy of the Bona Fide Offer, the identity of the Proposed Transferee and its Parent and an offer to sell the First Refusal Shares to the First Refusal Rightsholders (a "First Refusal Offer") on the following terms and otherwise on the terms and conditions contained in this Agreement: (i) if the Bona Fide Offer contemplates a purchase of the First Refusal Shares by the Proposed Transferee for consideration consisting solely of cash, then the First Refusal Stockholder's offer shall be to sell the First Refusal Shares for cash in an amount equal to the purchase price specified in, and otherwise on the terms and conditions contained in, the Bona Fide Offer, and (ii) if the Bona Fide Offer contemplates an acquisition of the First Refusal Shares by the Proposed Transferee for consideration any portion of which is not cash or if the Bona Fide Offer contemplates an Indirect Transfer, then (except as otherwise provided in Section 4.4(e)) the First Refusal Stockholder's offer shall be to sell the First Refusal Shares for cash in an amount equal to (x) the amount of any cash consideration plus the fair market value of the noncash consideration or (y) the fair market value of the First Refusal Shares, as applicable (in each case as determined pursuant to Section 4.4(c)) and otherwise on the terms and conditions contained in the Bona Fide Offer. The First Refusal Offer shall specify the price at which the First Refusal Shares are offered, as provided in the preceding sentence. The First Refusal Rightsholders shall enter into an appropriate confidentiality agreement reasonably requested by the First Refusal Stockholder with respect to the Bona Fide Offer.

               (i) If a First Refusal Rightsholder desires to accept all or any portion of the First Refusal Offer, such First Refusal Rightsholder (a "First Refusal Electing Holder") shall, within five Business Days of receipt of such First Refusal Offer, notify the First Refusal Stockholder in writing of its intention to acquire First Refusal Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other First Refusal Rightsholder.

               (ii) If the First Refusal Electing Holders have elected to acquire, in the aggregate, all of the First Refusal Shares, then the First Refusal Electing Holders shall have the right to acquire all the First Refusal Shares, allocated among them as follows (or in

                              Page 47 of 76 Pages
     such manner as the First Refusal Electing Holders may agree), with any shares of Class B Common Stock included in the First Refusal Shares being allocated first:

                    (A) the First Refusal Shares shall be allocated among the First Refusal Electing Holders pro rata (based on the number of shares of Class B Common Stock owned by each of them) until all of the First Refusal Shares have been allocated or any First Refusal Electing Holder has been allocated the number of First Refusal Shares that it desires to acquire, as specified in its notice to the First Refusal Stockholder, as it may have been amended pursuant to clause (iii);

                    (B) if all First Refusal Shares are not allocated pursuant to paragraph (A) or any prior application of this paragraph (B), any First Refusal Shares that were not allocated pursuant to paragraph (A) or any prior application of this paragraph (B) shall be allocated among the First Refusal Electing Holders (other than any First Refusal Electing Holder that has been allocated the number of First Refusal Shares that it desires to acquire, as specified in its notice to the First Refusal Stockholder, as it may have been amended pursuant to clause (iii)) pro rata (based on the number of shares of Class B Common Stock owned by each of them); and

                    (C) if all First Refusal Shares are not allocated pursuant to paragraph (A) and any prior application of paragraph (B), any First Refusal Shares that were not allocated pursuant to paragraph (A) and any prior application of paragraph (B) shall be allocated by continuing to apply paragraph (B) as required.

               (iii) If the First Refusal Electing Holders have elected to acquire, in the aggregate, less than all of the First Refusal Shares, then the First Refusal Stockholder shall so notify the First Refusal Electing Holders and:

                    (A) each First Refusal Electing Holder shall have the right, by written notice given to the First Refusal Stockholder (with a copy of such notice to each other First Refusal Electing Holder) within two Business Days after its receipt of the notice from the First Refusal Stockholder pursuant to this clause (iii) to amend its notice to increase the number of First Refusal Shares that it elects to purchase;

                    (B) if, after giving effect to any amendment to any First Refusal Electing Holder's notice pursuant to this clause (iii), the First Refusal Electing Holders have elected to acquire, in the aggregate, all of the First Refusal Shares, then the First Refusal Electing Holders shall have the right to acquire all the First Refusal Shares, allocated among them in accordance with clause (ii); and

                    (C) if, after giving effect to all amendments to the First Refusal Electing Holders' notices pursuant to this clause (iii), the First Refusal Electing Holders have elected to acquire, in the aggregate, less than all of the First Refusal Shares, then the First Refusal Stockholder's offer of the First Refusal Shares


                              Page 48 of 76 Pages
          shall be deemed rejected as of the last day for a First Refusal Electing Holder to amend its notice pursuant to this clause (iii).

          (b) If (i) the First Refusal Offer is rejected or deemed rejected as provided in Section 4.4(a), or (ii) the purchase of the First Refusal Shares is not consummated within the period set forth in Section 4.5(a) for any reason other than a breach by the First Refusal Stockholder of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then the First Refusal Stockholder shall have the right, beginning on the applicable of (x) the day following the date that the First Refusal Offer is rejected or deemed rejected or (y) the day following the last day of the period set forth in Section 4.5(a)(iii) (the applicable of such dates being the "Free-to-Sell Date"), to enter into a binding agreement to sell all of the First Refusal Shares to, or to effect the Indirect Transfer with, the Proposed Transferee, as contemplated by the Bona Fide Offer and on terms and conditions no less favorable in the aggregate to the First Refusal Stockholder (and, in the case of an Indirect Transfer, its Parent) than those set forth in the Bona Fide Offer, and to sell all of the First Refusal Shares to, or to effect the Indirect Transfer with, the Proposed Transferee, as applicable, pursuant to such agreement. Any Transfer or Indirect Transfer of First Refusal Shares permitted by the preceding sentence shall be consummated within ninety days after the Free-to Sell Date or such longer period as may have been specified in the Bona Fide Offer (subject to extension for a maximum of ninety additional days to the extent required to obtain all required Governmental and Private Approvals). The First Refusal Stockholder shall, as promptly as practicable and prior to the closing of such Transfer or Indirect Transfer, provide to the First Refusal Rightsholders a copy of the binding agreement for such transaction so as to permit the First Refusal Rightsholders to confirm for themselves that the terms and conditions of such sale or Indirect Transfer are not less favorable in the aggregate to the First Refusal Stockholder (and, in the case of an Indirect Transfer, its Parent) than those set forth in the Bona Fide Offer. If the Transfer or Indirect Transfer, as applicable, of the First Refusal Shares permitted by this Section 4.4(b) has not been consummated during the applicable period referred to above, the procedure set forth in this Section 4.4 shall be repeated with respect to any subsequent proposed Transfer or Indirect Transfer of Common Stock by the First Refusal Stockholder.

          (c) Before delivering a First Refusal Offer pursuant to Section 4.4(a) in response to a Bona Fide Offer that contemplates (i) a sale of the First Refusal Shares in conjunction with other assets, (ii) an acquisition of the First Refusal Shares by the Proposed Transferee for consideration any portion of which is not cash or (iii) an Indirect Transfer, the First Refusal Stockholder and the Eligible Stockholders shall cause (A) if the Bona Fide Offer contemplates a sale of the First Refusal Shares in conjunction with other assets, the total consideration specified in the Bona Fide Offer to be allocated between the First Refusal Shares and such other assets, (B) if the Bona Fide Offer contemplates an acquisition of the First Refusal Shares by the Proposed Transferee for consideration any portion of which is not cash or if the Bona Fide Offer contemplates an Indirect Transfer, the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, to be determined, in each case pursuant to this Section 4.4(c):

               (i) The First Refusal Stockholder shall deliver to each Eligible Stockholder a notice stating that the First Refusal Stockholder intends to deliver a First Refusal Offer to which this Section 4.4 applies and identifying an appraiser (the "First

                              Page 49 of 76 Pages

     Appraiser") who has been retained by the First Refusal Stockholder to allocate the total consideration specified in the Bona Fide Offer or to conduct an appraisal of the noncash consideration or of the First Refusal Shares, as applicable, pursuant to this Section 4.4(c). Within ten Business Days after its receipt of the First Refusal Stockholder's notice pursuant to the preceding sentence, the Eligible Stockholder that, together with the other members of its Affiliated Group, owns the greatest number of shares of Class B Common Stock, shall send a notice to the First Refusal Stockholder and the other Eligible Stockholders identifying a second appraiser (the "Second Appraiser") who shall be retained by the First Refusal Stockholder to make such allocation or conduct such appraisal, as applicable, pursuant to this Section 4.4(c); provided that if such Eligible Stockholder fails to so designate the Second Appraiser, then the First Appraiser shall make such allocation or conduct such appraisal on its own.

               (ii) The First Appraiser and the Second Appraiser shall submit their independent determinations of the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, within thirty days after the date on which the Second Appraiser is retained. If the respective determinations of the First Appraiser and the Second Appraiser vary by less than ten percent of the higher determination, the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, for purposes of Section 4.4(a), shall be the average of the two determinations.

               (iii) If the respective determinations of the First Appraiser and the Second Appraiser vary by ten percent or more of the higher determination, the two appraisers shall promptly designate a third appraiser (the "Third Appraiser"), who shall be retained by the First Refusal Stockholder to make an allocation or conduct an appraisal pursuant to this Section 4.4(c). The First Appraiser and the Second Appraiser shall be instructed not to, and no party to this Agreement or any member of its Affiliated Group shall, provide any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence the Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, within thirty days after the date on which the Third Appraiser is retained. If a Third Appraiser is retained, the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, for purposes of Section 4.4 shall equal the average of the two closest of the three determinations, except that, if the difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, then the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, for purposes of Section 4.4(a) shall equal the middle determination.

               (iv) Any appraiser retained pursuant to this Section 4.4(c) shall be nationally recognized as being qualified and experienced in the appraisal of assets

                              Page 50 of 76 Pages
     comparable to the First Refusal Shares and, if applicable, any other assets proposed to be sold pursuant to the Bona Fide Offer and shall not be an Affiliate of any party to this Agreement. All fees and expenses of any appraiser retained pursuant to this Section 4.4(c) shall be paid by the First Refusal Stockholder, provided that if the First Refusal Offer is accepted in full, the First Refusal Electing Holders (pro rata based on the number of First Refusal Shares each is acquiring) shall, at the closing of the purchase of the First Refusal Shares by the First Refusal Electing Holders, pay an additional amount to the First Refusal Stockholder equal in the aggregate to one-half the fees and expenses of such appraisers.

               (v) In determining the fair market value of the noncash consideration or of the First Refusal Shares, if applicable, each appraiser retained pursuant to this Section 4.4(c) shall:

                    (A) assume that the fair market value of the applicable asset is the price at which the asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts;

                    (B) assume that the applicable asset would be sold for cash; and

                    (C) use valuation techniques then prevailing in the relevant industry.

          (d) If the First Refusal Shares do not include at least the Minimum Number of shares of Class B Common Stock, or if the Proposed Transferee refuses to become a party to this Agreement as required by this Section 4.4(d), then prior to transferring the First Refusal Shares to, or effecting the Indirect Transfer with, as applicable, a Person that is not an Eligible Stockholder, the First Refusal Stockholder shall convert all shares of Class B Common Stock included in the First Refusal Shares to Class A Common Stock. The conversion of shares of Class B Common Stock to Class A Common Stock pursuant to the foregoing sentence shall not be subject to the provisions of Section 4.1. If the First Refusal Shares include at least the Minimum Number of shares of Class B Common Stock, then the First Refusal Stockholder shall have the right to Transfer such shares of Class B Common Stock to a Proposed Transferee that is not an Eligible Stockholder or permit the Indirect Transfer, as applicable, without converting such shares to Class A Common Stock so long as (i) in the case of a Transfer of the First Refusal Shares, the Proposed Transferee assumes the obligations of the First Refusal Stockholder under this Agreement with respect to such shares and becomes a party to this Agreement in accordance with Section 4.6, and (ii) in the case of an Indirect Transfer, the Proposed Transferee, upon taking control of the First Refusal Stockholder, causes the First Refusal Stockholder to confirm in writing in accordance with Section 4.6 the continuing validity and effectiveness of its obligations under this Agreement, and (iii) in each case, the Parent of such Stockholder becomes a party to this Agreement as a Participant. If the Proposed Transferee receives only shares of Class A Common Stock, then neither it nor its Parent shall be required to become a party to this Agreement. In the case of an Indirect Transfer after giving effect to which the First Refusal Stockholder owns only shares of Class A Common Stock,

                              Page 51 of 76 Pages
the First Refusal Stockholder may elect to continue to be a party to this Agreement for so long as it owns shares of Class A Common Stock, but shall not be obligated to, by delivering to the Corporation and the Stockholders written confirmation thereof in accordance with Section 4.6, in which event such stockholder shall continue to be subject to the restrictions of this Section 4 and Section 6 and entitled to the benefits of Section 7 in accordance with the terms of such Sections.

          (e) Notwithstanding anything to the contrary in Section 4.4(a), if the Bona Fide Offer contemplates a transaction that is tax free to the First Refusal Stockholder or its Parent, as applicable, in whole or to the extent of noncash consideration received in such transaction, then the First Refusal Stockholder may require as a condition of its First Refusal Offer that, subject to the conditions described below, the First Refusal Electing Holder offer it the option of either Transferring the First Refusal Shares for cash in a taxable transaction as contemplated by Section 4.4(a) (an "All Cash Transaction") or effecting a Tax Free Alternative as provided in this Section 4.4(e).

               (i) A "Tax Free Alternative" for this purpose means a transaction
     (x) in which all or a portion of the consideration to be received by the First Refusal Stockholder or its Parent, as applicable, is noncash, (y) that is tax free to the recipient in whole or to the extent of the noncash consideration received and, in any event, will not result in any tax liability or loss of tax benefits to the First Refusal Stockholder or its Parent, as applicable, that is more than a de minimis amount greater than that which would be incurred or lost in the transaction contemplated by the Bona Fide Offer and (z) in which the noncash consideration is Publicly Traded Stock (as defined in clause (v) below), the value of which, when added to the amount of any cash consideration to be paid in the transaction, is at least equal to the amount of cash that would have been paid for the First Refusal Shares in the All Cash Transaction. A transaction in which the First Refusal Electing Holder or its Parent would be required to acquire any assets or assume any liabilities that it would not have been required to acquire or assume in the All Cash Transaction shall not constitute a Tax Free Alternative, except that a transaction in which the First Refusal Electing Holder, its Parent or another member of its Affiliated Group would acquire the First Refusal Stockholder (or another member of its Affiliated Group through which its Parent owns its interest in such First Refusal Stockholder) (the "Acquired Stockholder") may constitute a Tax Free Alternative notwithstanding the foregoing if the Acquired Stockholder has no material assets or liabilities other than its interest in the First Refusal Shares and its obligations under or pursuant to this Agreement and the stock of the Acquired Stockholder is not subject to any Liens other than pursuant to this Agreement.

               (ii) A First Refusal Stockholder that desires to exercise its right to require the option for a Tax Free Alternative shall, in its First Refusal Offer, propose a structure (the "Proposed Structure") for the transaction that it reasonably believes satisfies the requirements of a Tax Free Alternative as specified in clause (i) above and is otherwise consistent with the requirements of this Section 4.4 and Section 4.5.

               (iii) In its response to the First Refusal Offer, a First Refusal Electing Holder shall either offer the First Refusal Stockholder the option of engaging in the


                              Page 52 of 76 Pages
     transaction described in the First Refusal Offer in lieu of cash, or the option of engaging in an alternative transaction proposed by the First Refusal Electing Holder in lieu of cash, which transaction meets the requirements specified above for a Tax Free Alternative (as evidenced in the case of clause (y) of the definition of Tax Free Alternative, by an opinion of counsel for the First Refusal Electing Holder addressed to and reasonably acceptable to the First Refusal Stockholder) and is otherwise consistent with the requirements of this Section 4.4 and Section 4.5 (an "Alternative Structure").

               (iv) Within five Business Days of receipt by the First Refusal Stockholder of notice from a First Refusal Electing Holder of its acceptance of the First Refusal Offer, the First Refusal Stockholder shall notify the First Refusal Electing Holder of whether it desires an All Cash Transaction or the Tax Free Alternative. If the First Refusal Stockholder elects a Tax Free Alternative, the Transfer or Indirect Transfer of the First Refusal Shares shall be effected in accordance with the Proposed Structure; provided, however, that if an Alternative Structure was proposed
                --------  -------
     which does not result in the creation of restrictions or limitations applicable to the First Refusal Stockholder or its Parent, as applicable, which are, in the good faith, reasonable judgment of the First Refusal Stockholder, more onerous to it than those which would result in the Proposed Structure, then the transaction will be consummated in accordance with the Alternative Structure.

               (v) The requirement to offer the First Refusal Stockholder a Tax Free Alternative shall not apply (x) if there is more than one First Refusal Electing Holder, unless all such First Refusal Electing Holders are members of the same Affiliated Group, or (y) if none of the First Refusal Electing Holder, its Parent, and the Subsidiaries through which such Parent owns such First Refusal Electing Holder have any outstanding class or series of capital stock that is Publicly Traded Stock. "Publicly Traded Stock", for purposes of this Section 4.4(e) means capital stock of an issuer, or depositary receipts (such as ADRs) evidencing an interest in capital stock of an issuer, that is publicly traded on a national securities exchange or national securities association (domestic or foreign) that has at least the same general degree of liquidity as (A) if the First Refusal Stockholder or its Parent, as applicable, would have received publicly traded equity securities in the transaction contemplated by the Bona Fide Offer, such securities or (B) if the Bona Fide Offer did not contemplate the receipt of publicly traded equity securities, the Class A Common Stock (in each case, determined by reference to the ability of the First Refusal Stockholder or its Parent to dispose of such securities, including the trading volume of such securities and the percentage ownership by the First Refusal Stockholder or its Parent of the issuer of such securities). If a Tax Free Alternative is effected, the First Refusal Electing Holder shall (or shall cause the issuer of such Publicly Traded Stock to) provide the First Refusal Stockholder or its Parent, as applicable, with registration rights related to such Publicly Traded Stock equivalent to those provided with respect to the Class A Common Stock pursuant to this Agreement. The value of any Publicly Traded Stock for purposes of clause (z) of the definition of Tax Free Alternative shall equal on a per share (or per ADR) basis the average of (1) the average for the five consecutive Trading Days ending on the Trading Day immediately preceding the closing of the transaction in accordance with Section 4.5 of, and (2) the average for the five consecutive Trading Days ending on the Trading Day



                              Page 53 of 76 Pages
     immediately preceding the date of the First Refusal Offer of, the last reported sale prices for a share of Publicly Traded Stock (or ADR) on each such Trading Day (or if no such sale is reported for any Trading Day, the average of the highest bid and lowest asked prices for a share (or ADR) on such Trading Day) on the principal national securities exchange or national securities association on which the Publicly Traded Stock is listed or admitted for trading.

           4.5 Terms and Conditions of Sales Pursuant to Sections 4.3 and 4.4.
               --------------------------------------------------------------

          (a) Any purchase and sale of Common Stock to another Stockholder pursuant to Section 4.3 or 4.4 shall be subject to the following terms and conditions (in addition to, in the case of a purchase and sale pursuant to Section 4.4, the terms and conditions of the Bona Fide Offer):

               (i) The First Offer Stockholder and First Refusal Stockholder (each, a "Transferring Stockholder") shall represent and warrant that the Market Electing Holders or First Refusal Electing Holders (each, a "Purchasing Stockholder"), as the case may be, will receive good and valid title to the Allocable Market Shares or First Refusal Shares, as applicable (each, the "Offered Shares"), free and clear of all Liens, of any nature whatsoever except for Governmental and Private Approvals required for Transfers of shares of Common Stock generally and except in the case of First Refusal Shares for any Liens that the Bona Fide Offer contemplated that the First Refusal Shares would be acquired subject to.

               (ii) The closing of the purchase and sale shall be subject to the satisfaction of the following conditions:

                    (A) all applicable waiting periods under the HSR Act shall have expired or been terminated;

                    (B) all Governmental and Private Approvals expressly required with respect to the transactions to be consummated at such closing shall have been obtained, to the extent the failure to obtain such approvals would prevent the Transferring Stockholder from performing any of its material obligations under the transaction documents or would result in any material adverse change in, or material adverse effect on, the Corporation;

                    (C) there shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing; and

                    (D) the representation and warranty of the Transferring Stockholder contemplated by clause (i) of this sentence shall be true and correct at the closing of such sale with the same force and effect as if then made.

                              Page 54 of 76 Pages

               (iii) Unless otherwise agreed by the applicable parties, the closing of any direct or indirect purchase and sale of Common Stock pursuant to Section 4.3 or 4.4 shall take place at the principal executive offices of the Company at 10:00 a.m. local time on a Business Day selected by the Stockholders that will be purchasers at such closing, provided that such closing shall occur as promptly as practicable, and in any event (x) in the case of a Market Offer with respect to a proposed Market Transaction to be effected through a broker, specialist or market maker, within two Business Days after the last day to accept such Offer (subject to extension as provided in the following sentence), (y) in the case of a First Refusal Offer with respect to a Bona Fide Offer that specifies a period of time within which closing of the transaction contemplated by such Bona Fide Offer shall occur, within such specified period following the acceptance in full of such Offer (provided that if notification under the HSR Act would be required and the period specified in such Bona Fide Offer is shorter than the period determined in accordance with clause (z) below, then clause
     (z) shall apply to such Offer in lieu of this clause (y)) and (z) in the case of any other Offer, within twenty Business Days after acceptance in full of such Offer, subject in the case of this clause (z) to extension for a maximum of ninety additional days to the extent required to obtain all required Governmental Approvals. Notwithstanding the foregoing, in the case of a Market Offer with respect to a proposed Market Transaction to be effected through a broker, specialist or market maker, if any of the Market Shares are to be issued upon conversion of Conversion Shares and the acquisition of such Conversion Shares by the Purchasing Stockholder would require notification under the HSR Act, then the date by which the closing of such purchase shall occur shall be subject to extension for up to a maximum of ninety additional days to the extent required to satisfy the closing condition set forth in Section 4.5(a)(ii)(A); provided, however,
                                                           --------  -------
     that in the event of any such extension, the purchase price per share payable by the Purchasing Stockholder shall be equal to the average of the Closing Prices per share of the Class A Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the closing date; provided, further, however, that if the purchase price
                       --------  -------  -------
     determined in accordance with the preceding proviso clause is less than the Market Price contemplated by the Market Offer, then the Transferring Stockholder shall have the right to withdraw its offer and terminate the sale of the Offered Shares unless the Purchasing Stockholder agrees to pay the higher Market Price per share.

               (iv) Unless otherwise agreed by the applicable parties or provided in Section 4.4(e), the purchase price shall be payable by wire transfer of same day funds or by certified or cashier's check, as specified by the Transferring Stockholder. Except as otherwise provided in Section 4.4(e), the Transferring Stockholder shall deliver to each Purchasing Stockholder a certificate or certificates evidencing the Offered Shares being purchased by it, duly endorsed for transfer to such Purchasing Stockholder against payment of such purchase price. The Purchasing Stockholders shall be severally, but not jointly, responsible and liable for the purchase of their respective portions of the Offered Shares;

     provided, however, that the Transferring Stockholder shall not be obligated
     --------  -------
     to consummate the sale of any Offered Shares unless the sale of all Offered Shares is then being consummated.


                              Page 55 of 76 Pages

          (b) In furtherance of the rights set forth in Sections 4.3 and 4.4, the Corporation and each other Eligible Stockholder agrees that, on reasonable notice following the delivery of an Offer, at reasonable times and without interfering with the business or operations of the Corporation, it will use commercially reasonable efforts to assist the Transferring Stockholder and its Parent and, if the Transfer or Indirect Transfer is to or with another Stockholder, the Purchasing Stockholder and its Parent, if applicable, in obtaining all necessary Governmental and Private Approvals to any Transfer or Indirect Transfer of the Offered Shares, including making qualified personnel available for attending hearings and meetings respecting any consents, approvals and authorizations required for such Transfer and, at the request of the Transferring Stockholder, making all filings with, and giving all notices to, third parties and Governmental Authorities that may be necessary or reasonably required to be made or given by the Corporation or such Stockholders in order to effect the contemplated Transfers. The Transferring Stockholder shall reimburse the Corporation and such other Eligible Stockholders for any out-of-pocket expenses incurred by them in connection with the foregoing actions; provided,
                                                                    --------
however, that in the case of a Transfer to a Purchasing Stockholder pursuant to
-------
a Market Offer, such Purchasing Stockholder shall be responsible for such reimbursement and, in the case of a Transfer to a Purchasing Stockholder pursuant to a First Refusal Offer, unless the Bona Fide Offer provides otherwise, the Transferring Stockholder and the Purchasing Stockholder shall each be responsible for one-half such expenses. Subject to the other provisions of this Section 4, no Stockholder shall take any action to delay, impair or impede the receipt of any required consents, approvals or authorizations. "Commercially reasonable efforts" as used in this Section 4 shall not require any party to undertake extraordinary or unreasonable measures to obtain any consents, approvals or other authorizations, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of the contract, license or other instrument for which a consent, approval or authorization is sought.

          4.6  Transferee Stockholders.  Any transferee of a Transferring
               -----------------------
Stockholder required to become a party to this Agreement pursuant to Section 4.2 or 4.4(d) shall execute and deliver to the Corporation (which shall promptly send notice thereof to the stockholders that are parties to this Agreement) an agreement substantially in the form of Exhibit A to be bound as a party to this Agreement. No further action by the Corporation, such transferee or the parties hereto shall be required for such person to become a party to this Agreement. Following any Indirect Transfer permitted by this Agreement, the stockholder with respect to which such Indirect Transfer has occurred shall confirm to the Corporation and the Stockholders in writing the continuing validity and effectiveness of its obligations under this Agreement if required by Section 4.4(d) or if such stockholder has elected to continue to be so bound as permitted by such Section.

          4.7  Qualifying Transfer.  In the event that pursuant to a Transfer of
               -------------------
Class B Common Stock made in accordance with the provisions of this Agreement (a "Qualifying Transfer") any transferee that was not a Stockholder or member of a Stockholder Group immediately prior to such Transfer acquires 12.5% or more of the outstanding shares of Class B Common Stock (a "Director Eligible Transferee"), such Director Eligible Transferee shall be entitled, upon the consummation of the acquisition of such shares of Class B Common Stock, to designate one representative as a director on the Board for each 12.5% of the outstanding shares of Class B Common Stock acquired by such Director Eligible Transferee pursuant to such Qualifying Transfer


                              Page 56 of 76 Pages

(with more than 6.25% rounded up to the nearest 12.5% if (but only if) the resulting number of directors that the Director Eligible Transferee would be entitled to designate does not exceed the number of directors that the Transferring Stockholder's Stockholder Group is required to cause to resign in accordance with Section 2.2). In the event that pursuant to a Qualifying Transfer, a Stockholder Group acquires a sufficient number of additional shares of Class B Common Stock that after giving effect to such acquisition such Stockholder Group would be entitled pursuant to Section 2.1 (before giving effect to the reference therein to this Section 4.7) to designate a greater number of directors than the number of directors currently serving on the Board that were designated by such Stockholder Group (such Stockholder Group's "Current Designees"), then upon the consummation of the acquisition of such shares of Class B Common Stock, such Stockholder Group shall be entitled to designate such number of additional Persons (each an "Additional Director") to serve as directors that when added to its Current Designees will equal one director for each 12.5% of the outstanding shares of Class B Common Stock owned by such Stockholder Group, with more than 6.25% being rounded up and 6.25% or less being rounded down, except that no such rounding up shall occur if the resulting number of Additional Directors that such Stockholder Group would be entitled to designate would exceed the number of directors that the Transferring Stockholder's Stockholder Group is required to cause to resign in accordance with Section 2.2.

           4.8 Tag-Along Right.
               ---------------

          (a) If a First Refusal Stockholder proposes to Transfer to a Proposed Transferee, in any one transaction or series of related transactions, First Refusal Shares that include a Significant Interest, then the First Refusal Stockholder shall make provision whereby each First Refusal Rightsholder that elects to participate in such sale as provided below (each Rightsholder making such election, a "Participating Stockholder") will have the right, if the First Refusal Offer is rejected or deemed rejected as provided in Section 4.4(a) and the sale by the First Refusal Stockholder to the Proposed Transferee is to occur, to sell to the Proposed Transferee, as a condition to such sale, at the same price per share and on the same terms and conditions provided for in the Bona Fide Offer for such sale by the First Refusal Stockholder, up to the number of shares of Class B Common Stock that is equal to the product of (i) the number of shares of Class B Common Stock subject to the Bona Fide Offer, multiplied by
(ii) a fraction, the numerator of which is the total number of shares of Class B Common Stock owned by such Participating Stockholder at the time of the Bona Fide Offer, and the denominator of which is the sum of the total number of shares of Class B Common Stock owned by all Participating Stockholders and the First Refusal Stockholder at the time of the Bona Fide Offer. If any First Refusal Rightsholder wishes to exercise its right pursuant to the preceding sentence, it shall deliver to the First Refusal Stockholder a written election to exercise such right, which election shall state the number of shares of Class B Common Stock such First Refusal Rightsholder desires to sell and shall be delivered to the First Refusal Stockholder within five Business Days of such First Refusal Rightsholder's receipt of the First Refusal Offer. The Participating Stockholders may participate in the sale of Common Stock to the Proposed Transferee pursuant to this Section 4.8 without first complying with
Section 4.4. The number of shares of Class B Common Stock that the First Refusal Stockholder may sell to the Proposed Transferee shall be reduced by the number of shares being sold by the Participating Stockholders pursuant to this
Section 4.8(a).


                              Page 57 of 76 Pages

          (b) If any First Refusal Rightsholder exercises its rights pursuant to
Section 4.8(a) in connection with a Qualifying Transfer, the Director Eligible Transferee in such Qualifying Transfer shall be entitled to designate the same number of directors that it would have been entitled to designate had it purchased the shares of Class B Common Stock solely from the Transferring Stockholder and, if the aggregate number of directors the Transferring Stockholder and the Participating Stockholders are required to cause to resign pursuant to Section 2.2 hereof is less than such number, then the Transferring Stockholder or a Participating Stockholder (determined as provided below) shall be required to cause an additional designee to resign in order to permit the Director Eligible Transferee to designate the number of directors which it is entitled to designate as a result of such Qualifying Transfer. If the number of directors that the Transferring Stockholder or a Participating Stockholder would be entitled to designate following the Qualifying Transfer includes a director as a result of rounding up to the nearest 12.5% in accordance with Section 2.1 (without regard to the reference therein to this Section 4.8) (a "Rounding Stockholder"), then the Rounding Stockholder whose percentage of the Class B Common Stock after giving effect to the Qualifying Transfer when divided by 12.5 yields a number that includes a decimal that is closer to .5 than any other Rounding Stockholder's percentage of the Class B Common Stock shall be the Stockholder required to cause an additional designee to resign in accordance with the preceding sentence. If more than one Rounding Stockholder would be required to cause an additional designee to resign in accordance with the preceding sentence and one of such Rounding Stockholders is the Transferring Stockholder, then the Transferring Stockholder shall be the Stockholder required to cause an additional designee to resign in accordance with this Section 4.8(b).

      SECTION 5     STOCKHOLDER VOTE

          Except as otherwise specifically provided herein, for so long as there continues to be at least two Stockholder Groups the members of each of which own in the aggregate thirty percent or more of the outstanding Class B Common Stock (each such Stockholder Group, a "Shared Control Group"), the members of each such Shared Control Group shall vote the shares of Common Stock owned by them with respect to any proposal submitted to a vote of stockholders of the Corporation only as shall be mutually agreed upon by such members and the members of each other Shared Control Group. In the absence of any such mutual agreement, the members of each Shared Control Group shall vote their shares of Common Stock against such proposal. The provisions of this Section 5 shall terminate at such time as there first is either no Stockholder Group the members of which own in the aggregate at least thirty percent of the outstanding Class B Common Stock or only one such Stockholder Group.

      SECTION 6     LEGEND

          Each certificate evidencing any of the shares of Common Stock owned by a stockholder that is a party to this Agreement shall bear a legend substantially as follows:

               "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, assigned, transferred or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stockholders' Agreement, dated as of _______, 1999,


                              Page 58 of 76 Pages
               a copy of which the Corporation will furnish to the holder of this certificate upon request and without charge."

          Upon surrender to the Corporation of certificates evidencing shares of Class A Common Stock transferred in compliance with this Agreement, other than to a stockholder who is a party to this Agreement, the Corporation shall reissue such certificates to the owner thereof without such legend. In the event of an Indirect Transfer effected in compliance with this Agreement after giving effect to which the affected stockholder and the members of its Affiliated Group own only shares of Class A Common Stock and have not elected to continue to be bound by this Agreement as contemplated by Section 4.4(d), then upon surrender to the Corporation of the certificates evidencing such shares of Class A Common Stock, the Corporation shall reissue such certificates to the affected stockholder without such legend. Upon termination of this Agreement and surrender to the Corporation of certificates evidencing shares of Class A Common Stock or Class B Common Stock, the Corporation shall reissue such certificates to the owner thereof without such legend.

      SECTION 7     REGISTRATION

           7.1 Demand Registrations.
               --------------------

          (a) Requests for Registration.  At any time after the date which is
              -------------------------
six months after the date of this Agreement, any stockholder of the Corporation which is a party to this Agreement may request that the Corporation effect the registration under the Securities Act for sale in the manner specified in such request of all or part of its shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock), provided that such stockholder has given a Market Offer with respect to
        --------
such shares pursuant to Section 4.3. Such request shall be made by furnishing written notice thereof (a "Demand Notice") to the Corporation setting forth the number of shares of Class A Common Stock requested to be registered and such stockholder's preferred method of distribution. Within ten days after receipt of any Demand Notice, the Corporation shall give written notice of such Demand Notice to all other stockholders who are parties to this Agreement. Following receipt of notice from the Corporation of a Demand Notice (the "Corporation Notice"), each such other stockholder may give the Corporation a written request to include any or all of such stockholder's Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock) in the registration described in the Corporation Notice, provided
                                                                       --------
that such written request is given within ten days after the date on which the Corporation Notice is given (with such request stating (i) the number of shares of Class A Common Stock to be so included, (ii) such other stockholder's preferred method of distribution of such shares and (iii) any other information that the Corporation Notice reasonably requests be included in such notice from such stockholder), and provided, further, that such stockholder has given a
                       --------  -------
Market Offer with respect to such shares pursuant to Section 4.3. All registrations requested pursuant to this Section 7.1 are referred to herein as "Demand Registrations" and all stockholders requesting registration of their shares pursuant to this Section 7.1(a) are referred to herein as "Requesting Holders". The Corporation shall not be required to effect a Demand Registration unless the aggregate number of shares of Class A Common Stock demanded to be so registered and as to which the Market Offer has not been accepted in accordance with Section 4.3(a) is at least one percent of the number of shares of Class A Common

                              Page 59 of 76 Pages

Stock then outstanding (the "Minimum Condition"). If the Minimum Condition is met, then, subject to Sections 7.1(b), 7.1(c) and 7.1(f) below, the Corporation shall, as soon as practicable following the last day that notice of acceptance of the applicable Market Offer may be given in accordance with Section 4.3(a)(i), file with the Commission and use all commercially reasonable efforts to cause to become effective as promptly as practicable, a registration statement on a form applicable to the sale of securities to the general public which shall cover the shares of Class A Common Stock requested to be registered pursuant to such Demand Notices. The Corporation shall not be required to effect any Demand Registration for a stockholder after such time as such stockholder and the other members of its Affiliated Group are able to sell all shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock) owned by them without restriction (including any volume limitation) under the Securities Act.

          (b) Number of Demand Registrations.  Once a Demand Registration has
              ------------------------------
been effected, the Corporation shall not be obligated to register Class A Common Stock pursuant to another Demand Registration prior to the expiration of twelve months from the date on which the previous Demand Registration was declared effective; provided, however, that a registration will not count as a Demand
           --------  -------
Registration unless it has become effective, and such effectiveness has been maintained under the Securities Act (and not subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason) for the period specified in Section 7.3(a). Each Requesting Holder may, before any registration statement becomes effective, withdraw its shares of Class A Common Stock from inclusion therein if the terms of the proposed distribution are not satisfactory to such Requesting Holder. If after giving effect to such withdrawal or withdrawals of shares from a Demand Registration the Minimum Condition would no longer be satisfied, then such registration statement shall be withdrawn. A registration that is withdrawn prior to effectiveness at the request of the Requesting Holders that demanded such Demand Registration will not count as a Demand Registration.

          (c) Restrictions on Registrations.  The Corporation may postpone for
              -----------------------------
up to 90 days after its receipt of a Demand Notice the filing of a registration statement for a Demand Registration if the Corporation reasonably believes that such Demand Registration would have a material adverse effect on any proposal or plan by the Corporation or any of its Subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction and notifies the Requesting Holders in writing of such postponement; provided that
                                                                 --------
the Corporation shall have the right to so postpone such filing or effectiveness only one time during any period of twelve consecutive months.

                (d) Underwriting.
                    ------------

               (i) Subject to Section 7.1(e), the distribution of the Class A Common Stock covered by the Demand Registration shall be effected by means of a firm commitment underwriting, and the right of any Requesting Holder to registration pursuant to this Section 7 shall be conditioned upon such Requesting Holder's participation in such underwriting and the inclusion of such Requesting Holder's Class A Common Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the other Requesting Holders) to the extent provided herein. The Corporation (together with all


                              Page 60 of 76 Pages

     Requesting Holders proposing to distribute their Class A Common Stock through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Corporation with the approval of the Requesting Holder that has included the largest number of shares in the Demand Registration, such approval not to be withheld unreasonably. No Requesting Holder may participate in any Demand Registration unless such Requesting Holder (A) agrees to sell its Class A Common Stock on the basis provided in such underwriting agreement and (B) completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement.

               (ii) Notwithstanding any other provision of this Section 7, if the managing underwriter advises the Corporation and the Requesting Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares requested to be included in such Demand Registration. The number of shares of Class A Common Stock that may be included in the Demand Registration and underwriting shall be allocated among the Requesting Holders in accordance with the provisions of Section 7.1(f). No Class A Common Stock excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such Demand Registration.

               (iii) If any Requesting Holder participating in a Demand Registration disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the other Requesting Holders. If by such withdrawal a greater number of shares of Class A Common Stock held by other Requesting Holders may be included in such Demand Registration (up to the maximum of any limitation imposed by the managing underwriter), then the Corporation shall offer to all Requesting Holders participating in the Demand Registration the right to include additional shares of Class A Common Stock, which additional shares shall be allocated among the Eligible Holders who have requested registration in accordance with the provisions of Section 7.1(f).

          (e) Shelf Registration.  If at the time of a Demand Notice, the
              ------------------
Corporation is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then Requesting Holders who hold at least 51% of the shares of Class A Common Stock which are to be included in a Demand Registration may request that the Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act (or successor rule or regulation); provided, however, that (i) if the Corporation shall reasonably
             --------  -------
determine, after consultation with an independent investment banking firm of nationally recognized standing, that such method of distribution would adversely affect the public market for the Class A Common Stock, then the Corporation shall not be obligated to effect the Demand Registration pursuant to such method of distribution, (ii) during the term of any such shelf registration, the Corporation may require from time to time that the Requesting Holders refrain from selling pursuant to such registration statement under the circumstances, in the manner and for the time period described in Section 7.1(c), and (iii)


                              Page 61 of 76 Pages
the Corporation shall not be required to keep such shelf registration statement effective for a period greater than twelve months.

          (f) Allocation Among Eligible Holders.  If the managing underwriter
              ---------------------------------
imposes a limit on the number of shares of Class A Common Stock to be included in the Demand Registration, then each Requesting Holder shall have the right to include in such Demand Registration up to its pro rata share (based on the ratio that the number of shares of Class A Common Stock proposed to be sold by it bears to the total number of shares of Class A Common Stock proposed to be sold by all Requesting Holders) of the maximum number of shares permitted by the managing underwriter to be included in the Demand Registration (the "Maximum Amount").

          (g) Inclusion of Shares by the Corporation.  If the managing
              --------------------------------------
underwriter has not limited the number of shares of Class A Common Stock to be underwritten or if the number of shares which the Requesting Holders have requested to be registered is less than the Maximum Amount, then the Corporation may include securities for its own account or for the account of others in such Demand Registration if the managing underwriter so agrees and if the number of shares of Class A Common Stock held by Requesting Holders which would otherwise have been included in such Demand Registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Requesting Holders. In the event that the managing underwriter excludes some of the securities to be registered, the securities to be sold for the account of the Corporation and any other holders shall be excluded in their entirety prior to the exclusion of any shares of Class A Common Stock of the Requesting Holders.

          7.2  Lockup Agreements.  Each Requesting Holder agrees not to effect
               -----------------
any public sale or other distribution of Class A Common Stock during the seven days prior to the effective date of any Demand Registration or during the 180-day period (or such shorter period as the managing underwriter may require) beginning on such effective date (except in either case as part of such Demand Registration), unless the managing underwriter otherwise agrees. The Corporation agrees not to effect any public sale or other distribution of Class A Common Stock during the seven days prior to the effective date of any Demand Registration or during the 180-day period (or such shorter period as the managing underwriter may require) beginning on such effective date (except in either case as part of such Demand Registration or pursuant to registrations on Form S-8 or any successor form), unless the managing underwriter otherwise agrees; provided, however, that such restriction shall not extend to the
        --------  -------
issuance or distribution of shares of Class A Common Stock upon conversion of convertible securities. Each Requesting Holder understands that stop transfer instructions may be given to the Corporation's transfer agent to prevent transfers restricted by this Section 7.2 during the applicable period of such restriction.

          7.3  Registration Procedures.  Whenever the Corporation is obligated
               -----------------------
by the provisions of this Agreement to effect a registration of any shares of Class A Common Stock under the Securities Act, the Corporation shall use commercially reasonable efforts to effect such registration so as to permit the sale of the shares of Class A Common Stock covered thereby in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will as expeditiously as possible:

                              Page 62 of 76 Pages

          (a) prepare and file with the Commission a registration statement with respect to such shares and use all commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed ninety days (or, in the case of a shelf registration pursuant to Section 7.1(e), twelve months);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the sooner to occur of the sale of all such shares or the ninetieth day following the effective date of such registration statement (or, in the case of a shelf registration pursuant to Section 7.1(e), the day twelve months following the effective date) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Requesting Holder participating in such Demand Registration and the underwriters such number of copies of such registration statement (with exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and each supplement thereto and such other documents as such seller or underwriters may reasonably request in order to facilitate the sale of the shares being sold;

          (d) use all reasonable efforts to register or qualify the shares being sold under such other securities or blue sky laws of such jurisdictions in the United States as any seller reasonably requests, to the extent such registration or qualification may be required by applicable law, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the shares owned by such seller; provided, however, that the Corporation will not be required to
                --------  -------
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) conform its capitalization or the composition of its assets to the securities or blue sky laws of such jurisdictions, (iii) consent to general service of process in any such jurisdiction, (iv) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the shares registered by the Demand Registration, or (v) to subject itself to taxation in any jurisdiction where it has not theretofore done so;

          (e) cause all such shares to be listed or authorized for quotation on each securities exchange or automated quotation system on which similar securities issued by the Corporation are then listed or quoted;

          (f) notify each seller of such shares promptly after it shall receive notice thereof, of the time when such registration statement (or any post-effective amendment thereto) has become effective and, when the filing of a post-effective amendment to such registration statement or a supplement to any prospectus forming part of such registration statement is required, when the same is filed;

                              Page 63 of 76 Pages

          (g) notify each seller of such shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (h) prepare and file with the Commission, promptly upon the request of any seller of such shares, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the holders of a majority of the shares being registered, is required under the Securities Act in connection with the distribution of shares by such seller;

          (i) notify each seller of shares when the Corporation becomes aware of the happening of any event as a result of which the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and promptly file with the Commission each amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such registration statement or prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (j) advise each seller of such shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (k) if applicable, make available to the seller of such shares a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act beginning within six months after the effective date of each registration statement, which statements shall cover the 12-month period described in such Section 11(a), provided, however,
                                                           --------  -------
that the Corporation shall be deemed to have complied with this clause (k) if it has complied with Rule 158 promulgated under the Securities Act.

          7.4  Expenses.  Each Requesting Holder that participates in a Demand
               --------
Registration (including a Demand Registration that is withdrawn prior to becoming effective) shall pay all underwriting discounts and commissions and any transfer taxes attributable to the sale of such Requesting Holder's shares, the fees and expenses of counsel for such Requesting Holder, and any other out-of-pocket expenses of such Requesting Holder incurred in connection with its participation in such Demand Registration. The Corporation shall pay all expenses connected with the registration or qualification of such shares for sale, including the registration fee, listing fees, the fees of its counsel and accountants and any printing costs. To the extent that the Corporation has included shares in a Demand Registration pursuant to Section 7.1(g), the Corporation shall pay all

                              Page 64 of 76 Pages
underwriting discounts and commissions and any transfer taxes attributable to the sale of such shares so included by the Corporation.

          7.5  Obligations of Requesting Holders Participating in Demand
               ---------------------------------------------------------
Registration. Each Requesting Holder agrees to furnish to the Corporation such
------------
written information concerning such Requesting Holder as may reasonably be requested by the Corporation which is necessary in connection with any Demand Registration, and each Requesting Holder agrees to otherwise cooperate with the Corporation in connection with any Demand Registration. Each Requesting Holder participating in a Demand Registration agrees to comply with all applicable laws relating to the offer and sale of the Class A Common Stock, including, to the extent applicable, Regulation M under the Securities Exchange Act of 1934, as amended.

           7.6 Indemnification and Contribution.
               --------------------------------

          (a) In the event that the Corporation effects a registration of any shares owned by a Requesting Holder, such Requesting Holder shall indemnify and hold the Corporation, and each of its directors and officers and each person, if any, who controls the Corporation within the meaning of the federal securities laws (the "Corporation Indemnified Parties") harmless against all losses, liabilities and expenses of any nature whatsoever which the Corporation Indemnified Parties may incur as a result of or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by the Corporation, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) or as a result of or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged untrue statement or omission was made in such registration statement, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) in reliance upon and in conformity with information furnished in writing by or on behalf of such Requesting Holder for inclusion therein; provided, however, that such Requesting Holder shall not
                       --------  -------
be liable to the extent that the losses, liabilities or expenses arise out of or are based upon (i) the use by the Corporation or another Requesting Holder that is not a member of its Affiliated Group of any prospectus after such time as the obligation of the Corporation to keep the same effective and current has expired or (ii) the use by the Corporation or another Requesting Holder that is not a member of its Affiliated Group of any prospectus after such time as such Requesting Holder has advised the Corporation that the filing of a post-effective amendment or supplement thereto is required with respect to any information contained in such prospectus concerning such Requesting Holder, except such prospectus as so amended or supplemented.

          (b) In the event that the Corporation effects a registration of any shares owned by a Requesting Holder, the Corporation shall indemnify and hold such Requesting Holder, and each of its directors and officers and each person, if any, who controls the Requesting Holder within the meaning of the federal securities laws (the "Stockholder Indemnified Parties") harmless against all losses, liabilities and expenses of any nature whatsoever which such Stockholder Indemnified Parties may incur as a result of or arising out of or based upon any untrue statement or


                              Page 65 of 76 Pages
alleged untrue statement of a material fact contained in the registration statement filed by the Corporation, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) or as a result of or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided,
                                                                       --------
however, that the Corporation will not be liable in any such case to the extent
-------
that the losses, liabilities or expenses arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in such registration statement, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) in reliance upon and in conformity with information furnished in writing by or on behalf of such Requesting Holder to the Corporation for inclusion therein, (ii) the use by such Requesting Holder of any prospectus after such time as the obligation of the Corporation to keep the same effective and current has expired, or (iii) the use by such Requesting Holder of any prospectus after such time as the Corporation has advised the Requesting Holder that the filing of a post-effective amendment or supplement thereto is required, except such prospectus as so amended or supplemented.

          (c) With respect to the indemnities provided above in this Section 7.6, an indemnified party shall, with respect to any claim made against such indemnified party, notify the indemnifying party in writing of the nature of the claim as soon as practicable but not more than ten days after the indemnified party shall have received notice of the assertion thereof before any court or governmental authority. The failure by an indemnified party to give notice as provided in the foregoing sentence shall not relieve the indemnifying party of its obligations under this section except to the extent that the indemnifying party is damaged solely as a result of the failure to give notice. Upon receipt of notice by an indemnifying party from an indemnified party of the assertion of any such claim, the indemnifying party shall employ counsel reasonably acceptable to the indemnified party and shall assume the defense of such claim. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties and controlling persons thereof, which firm shall be designated by the indemnified party that had the largest number of shares included in the applicable registration statement. An indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by


                              Page 66 of 76 Pages
the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action.

          (d) If the indemnification provided for in this Section 7.6 is unavailable to an indemnified party other than by reason of such indemnified party's failure to comply with the first sentence of paragraph (c) of this
Section 7.6, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Requesting Holder(s) on the one hand and of the Corporation on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Requesting Holder(s) on the one hand and of the Corporation on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Requesting Holder(s) or by the Corporation and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (e) Each of the Requesting Holders and the Corporation agrees that it would not be just and equitable if contribution pursuant to Section 7.6(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to in Section 7.6(d). Notwithstanding the provisions of this Section 7.6, each Requesting Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the shares were offered to the public exceeds the amount of any damages which such Requesting Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      SECTION 8     MISCELLANEOUS

          8.1  Waivers.  No course of dealing will be deemed to amend or
               -------
discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

          8.2  Specific Performance.  In the event of a breach or a threatened
               --------------------
breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable,

                              Page 67 of 76 Pages
it being agreed by the parties that (i) any remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss, and (ii) any defense in any action for specific performance that a remedy at law would be adequate is waived.

          8.3  Remedies Cumulative.  The rights and remedies set forth in this
               -------------------
Agreement are cumulative, and are not intended to be exclusive of any right or remedy provided in this Agreement, by law, in equity or otherwise. Except as provided in this Agreement, all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

          8.4  Attorneys' Fees.  If any stockholder that is a party to this
               ---------------
Agreement or the Corporation retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the non-prevailing party for all costs and expenses reasonably so incurred (including reasonable attorneys' fees, costs of bonds and fees and expenses for expert witnesses).

          8.5  Execution.  This Agreement may be signed in counterparts or with
               ---------
detachable signature pages. Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.

          8.6  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be delivered personally, telecopied (if receipt of which is confirmed by the person to whom sent), sent by a nationally recognized overnight delivery service or mailed by registered or certified mail (if return receipt is requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) (notice shall be deemed given upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third business day following mailing, if mailed):

          (a)  If to UVSG, to it at:

               7140 S. Lewis Avenue
               Tulsa, Oklahoma 74136-5422
               Attention: President
               (with a copy similarly addressed to the Legal Department)
               Telephone: (918) 488-4993
               Telecopier: (918) 488-4928

               with copies to:

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention: Elizabeth M. Markowski
               Telephone: (212) 705-5000


                              Page 68 of 76 Pages

               Telecopier: (212) 705-5125


          (b)  If to TCI, to it at:

               5619 DTC Parkway
               Englewood, Colorado 80111
               Attention:  General Counsel
               Telephone:  (303) 267-4800
               Telecopier: (303) 488-3245

               with a copy to:

               TCI UVSG, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111
               Attention:  President
               Telephone:  (303) 267-5360
               Telecopier: (303) 488-3268

                    - and -

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention:  Elizabeth M. Markowski
               Telephone:  (212) 705-5000
               Telecopier: (212) 705-5125

          (c)  If to TCI Holdings, to it at:

               5619 DTC Parkway
               Englewood, Colorado 80111
               Attention:  President
               Telephone:  (303) 267-5360
               Telecopier: (303) 488-3268

               with a copy to:

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention: Elizabeth M. Markowski
               Telephone:  (212) 705-5000
               Telecopier: (212) 705-5125


                              Page 69 of 76 Pages

          (d)  If to Liberty, to it at:

               8101 East Prentice, #500
               Englewood, Colorado 80111
               Attention:  General Counsel
               Telephone:  (303) 721-5440
               Telecopier: (303) 721-5443

               with a copy to:

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention:  Elizabeth M. Markowski
               Telephone:  (212) 705-5000
               Telecopier: (212) 705-5125

          (e) If to News Corp. or News Holdings, to it at:

               c/o  News America Incorporated
               1211 Avenue of the Americas
               New York, New York 10036
               Attention:  Arthur M. Siskind
                           Senior Executive Vice President
                           and Group General Counsel
               Telephone:  (212) 852-7007
               Telecopier: (212) 768-2029

               with a copy to:

               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
               551 Fifth Avenue
               New York, New York 10176
               Attention:  Jeffrey W. Rubin
               Telephone:  (212) 476-8224
               Telecopier: (212) 697-6686


          8.7  Severability.  Wherever possible each provision of this Agreement
               ------------
will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.


                              Page 70 of 76 Pages

          8.8       Entire Agreement.  This Agreement and the Parent Agreement
                    ----------------
contain the entire agreement and understanding of the stockholders that are parties to this Agreement and the Corporation concerning its subject matter.

          8.9       Binding Effect.  This Agreement is binding upon, and
                    --------------
inures to the benefit of, the Participants, the stockholders that are parties to this Agreement, their permitted transferees and the Corporation.

          8.10      Governing Law.  This Agreement shall be governed by the laws
                    -------------
of the State of New York applied to contracts made and wholly performed in such State, without regard to principles governing conflicts of law. Any action to enforce any provision of this Agreement may be brought only in a court in the State of New York or in the United States District Court for the Southern District of New York. Each party agrees to submit to the general jurisdiction of such courts and to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court and hereby waives any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          8.11      Interpretation.  As used herein, except as the context may
                    --------------
otherwise require, "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "hereof," "herein," "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include the other; the singular includes the plural and vice versa; references to any agreement or other document or to any statute or regulation are to such agreement, document, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions); and references to "Article," "Section" or another subdivision or to "Exhibit" are to an article, section or subdivision of, or to an Exhibit to, this Agreement. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

          8.12      Parties.  A stockholder who ceased to be a Stockholder upon
                    -------
the Transfer or conversion of its Class B Common Stock shall continue to be a party to this Agreement for purposes of Sections 4, 6 and 7 so long as it owns shares of Class A Common Stock, except (i) as otherwise provided in the last sentence of Section 4.4(d) and (ii) that if such stockholder and the members of its Affiliated Group own only shares of Class A Common Stock, then such stockholder may elect to cease to be a party to this Agreement by giving written notice to such effect to the Corporation and each Stockholder, which notice shall state that such stockholder and the members of its Affiliated Group thereby irrevocably waive any and all rights under Section 7 (other than Section 7.6).


                              Page 71 of 76 Pages

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              TVG HOLDINGS, INC.

                              By:   /s/ Lawrence A. Jacobs
                                    ------------------------------
                                    Name: Lawrence A. Jacobs
                                    Title: Senior Vice President

                              TCI UVSG, INC.


                              By:   /s/ Stephen M. Brett
                                    ------------------------------
                                    Name: Stephen M. Brett
                                    Title: Vice President

                              TELE-COMMUNICATIONS, INC.


                              By:   /s/ Stephen M. Brett
                                    ------------------------------
                                    Name: Stephen M. Brett
                                    Title: Executive Vice President,
                                    Secretary and General Counsel

                              LIBERTY MEDIA CORPORATION


                              By:   /s/ Stephen M. Brett
                                    ------------------------------
                                    Name: Stephen M. Brett
                                    Title: Vice President

                              THE NEWS CORPORATION LIMITED


                              By:   /s/ Arthur M. Siskind
                                    ------------------------------
                                    Name: Arthur M. Siskind
                                    Title: Director

                              UNITED VIDEO SATELLITE GROUP, INC.


                              By:   /s/ Peter C. Boylan III
                                    ------------------------------
                                    Name: Peter C. Boylan III
                                    Title: President and Chief
                                           Operating Officer

                              Page 72 of 76 Pages